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                                                                  EXHIBIT 10.44A

                                    AGREEMENT


         On this ___ day of July, 1997, Orange and Rockland Utilities, Inc. (hereinafter the "Company") and Larry S. Brodsky (hereinafter the "Executive") enter into this Agreement effective July 1, 1997.

         WHEREAS, the Executive and the Company are parties to a letter agreement dated November 14, 1995 (hereinafter the "Letter Agreement"); and

         WHEREAS, the Letter Agreement provides that "[i]ncentive compensation will be included in the calculation of [the Executive's] retirement benefit [under the Plan], commencing in the first year in increments of 10% per year" (hereinafter the "Letter Agreement Representation"), with an attached "SCHEDULE OF PARTICIPATION" illustrating the incremental inclusion of incentive compensation in the calculation of the Executive's benefit under the Plan; and

         WHEREAS, the Letter Agreement Representation was intended to amend the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. (the "Plan") to provide for the inclusion of incentive compensation in the calculation of the Executive's benefit under the Plan on an accelerated incremental basis commensurate with years of service with the Company; and

         WHEREAS, the Plan has recently been amended to reflect that the definition of "Compensation" under the Plan shall include all incentive compensation that an Officer was/is eligible to earn under the Company's Annual Team Incentive Plan at target, effective January 1, 1995; and

         WHEREAS, the Company and the Executive wish to amend the Letter Agreement so as to reflect these recent changes to the Plan.

         NOW, THEREFORE, the Company and the Executive agree as follows:

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         1. Effective January 1, 1995, the benefit to which Executive may be entitled under the Plan, as determined under the terms and conditions of the Plan, shall be calculated to include 100% of the Annual Team Incentive Plan award that Executive is eligible to earn at target in an applicable year, in accordance with the definition of "Compensation" under Section 2(9)(B) of the Plan, as amended and restated on June 5, 1997 and effective July 1, 1997. The Letter Agreement Representation is hereby superseded by this paragraph.

         2. Nothing in this Agreement is intended, nor shall this Agreement be construed, to in any way amend or limit the accelerated vesting provisions in the Letter Agreement.

         3. To the extent the terms of the Letter Agreement conflict with the terms of this Agreement, the terms of this Agreement shall govern.



     ----------------------------             ----------------------------
               Larry S. Brodsky                   James F. O'Grady, Jr.
                                                  Chairman, Compensation
                                                          Committee